UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2016

NATIONAL RETAIL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida		32801
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (407) 265-7348
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 18, 2016, the Board of Directors (the “Board”) of National Retail Properties, Inc. (the “Company”) appointed, pursuant to the recommendation of the Governance and Nominating Committee, Pamela K. M. Beall and Steven D. Cosler to the Board of the Company, effective August 19, 2016.
Ms. Beall, 60, is Executive Vice President Corporate Planning and Strategy of MPLX LP and is a director on the board of its general partner, MPLX GP LLC., a subsidiary of Marathon Petroleum Corporation (MPC), which is a Fortune 50 public company. MPLX LP, a publicly traded master limited partnership, is one of the largest petroleum pipeline companies and natural gas processors in the United States. Previously, she held the positions of Senior Vice President of Corporate Planning, Government and Public Affairs of MPC and President of MPLX. Ms. Beall currently serves on the board of trustees of the University of Findlay, and as a member of the executive, audit, business affairs and capital campaign committees. Ms. Beall received a Bachelor of Science, Accounting degree from the University of Findlay, and a Master of Business Administration from Bowling Green State University, and is a non-practicing Certified Public Accountant.
Mr. Cosler, 61, is an Operating Partner with Water Street Healthcare Partners, a private equity firm focused exclusively on the healthcare industry. Prior to Water Street, Mr. Cosler was President and Chief Executive Officer of Priority Healthcare Corporation, a Fortune 1000 company that distributed and managed biopharmaceutical therapies until its acquisition by Express Scripts. He also held executive positions with CoreSource, Inc., one of the nation’s largest healthcare administrators and achieved a distinguished career at IBM Corporation. Mr. Cosler currently serves as a director on four Water Street portfolio company boards, including New Century Health where he serves as Chairman. He also served as lead director of Catamaran Corporation, one of the largest pharmacy benefit managers in the healthcare industry until its acquisition by United Healthcare in July, 2015. Among his civic contributions, Mr. Cosler co-founded and serves as the Chairman of Elevate Indianapolis, a non-profit organization focused on advancing urban youth. He received a Bachelor’s degree in Industrial Management from Purdue University.
The Board is expected to appoint Ms. Beall and Mr. Cosler to serve on the Audit Committee.
Ms. Beall was awarded $47,500 in cash and stock at the effective date of her appointment to the Board. No other plan, contract or other arrangement was entered into at the time of his appointment.
Mr. Cosler was awarded $47,500 in cash and stock at the effective date of his appointment to the Board. No other plan, contract or other arrangement was entered into at the time of his appointment.
Item 7.01. Regulation FD Disclosure.
On August 19, 2016, the Company issued a press release announcing the appointment of Ms. Beall and Mr. Cosler described above in Item 5.02. The press release is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of such section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated August 19, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President, Chief Financial Officer, Assistant Secretary and Treasurer
Dated: August 19, 2016